Filed Pursuant to Rule 424(b)(5)

Registration. No. 333-276329

PROSPECTUS SUPPLEMENT

(To the Prospectus dated June 24, 2024)

3,773,586 Shares of Common Stock

Warrants to Purchase up to 3,773,586 Shares of Common Stock

Up to 3,773,586 Shares of Common Stock Issuable upon Exercise of Warrants

American Battery Technology Company (the “Company,” “ABAT,” “we,” “our” or “us”) is offering on a best efforts basis 3,773,586 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $2.65 per share, with accompanying warrants to purchase up to 3,773,586 shares of the Common Stock (the “Warrants”). The shares of Common Stock and Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. This prospectus supplement also relates to the shares of Common Stock issuable upon the exercise of the Warrants.

The public offering price for each share of Common Stock and accompanying Warrant is $2.65. Each Warrant will have an exercise price of $2.80 per share and will be immediately exercisable. The Warrants will expire on the 5-year anniversary of the original issuance date.

We collectively refer to the shares of Common Stock, the Warrants and the shares of Common Stock underlying the Warrants as the “securities.”

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect that the closing of the offering will occur on or about December 27, 2024 but no later than one trading day after we price the securities offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”). That is, on the closing date, we will issue the shares of Common Stock directly to the account(s) at the Placement Agent (as defined below) identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

The Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ABAT.” On December 24, 2024, the last reported sale price of the Common Stock on Nasdaq was $2.60 per share. There is no established public trading market for the Warrants and we do not expect a market to develop for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to list the Warrants on Nasdaq, any other national securities exchange, or any other trading system.

We have engaged A.G.P./Alliance Global Partners (whom we refer to herein as “AGP” or the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. We have agreed to pay the Placement Agent a fee of 6.0% of the aggregate gross proceeds raised in this offering as set forth in the table below.

	Per Share and Accompanying Warrants	Total(2)
Offering price	$10,000,003	$10,000,003
Placement Agent’s fees(1)	$600,000	$600,000
Proceeds to us, before expenses	$9,400,003	$9,400,003

(1)	We have agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with this offering. See “Plan of Distribution” of this prospectus supplement.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of Warrants being issued in this offering.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We will deliver all securities to be issued in connection with this offering DVP upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We are a smaller reporting company under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE BASE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities we may be offering or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is December 26, 2024.

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the base prospectus incorporated by reference (the “base prospectus”) are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. Before purchasing any shares of our common stock offered hereby, you should carefully read both this prospectus supplement and the base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation by Reference.”

On December 29, 2023, we filed with the SEC a registration statement on Form S-3 (File No. 333-276329) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was amended on June 12, 2024, became effective on June 24, 2024, and includes the base prospectus. Under the shelf registration, we may, from time to time, offer and sell up to $150 million of our common stock and other securities, including in this offering. As of December 24, 2024, prior to the consummation of this offering, we have sold $14,328,971 of securities under the foregoing shelf registration statement.

This prospectus supplement describes the specific terms of this offering of securities and also adds to and updates information contained in the base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. You should read both this prospectus supplement and the base prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the base prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the base prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the base prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.” You may obtain a copy of this prospectus supplement, the base prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: American Battery Technology Company, 100 Washington Street, Suite 100 in Reno, Nevada, 89503, USA, telephone number (775) 473-4744.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the base prospectus. We have not, and no other party on our behalf has, authorized anyone to provide you with information that is different. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the base prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the base prospectus. Accordingly, purchasers should not place undue reliance on this information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the base prospectus, and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; and legal proceedings and claims. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the base prospectus, and the information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from our expectations. You should not assume that the information contained in such documents is accurate as of any date other than the date on the front cover of such documents.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus supplement. To understand this offering fully, you should read carefully this prospectus supplement and the base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus supplement and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the base prospectus, together with the additional information described under “Incorporation by Reference.”

Our Company

American Battery Technology Company is a growth company within the lithium–ion battery industry that is working to increase the domestic US production of battery materials, such as lithium, nickel, cobalt, and manganese through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium–ion batteries. Through this three–pronged approach, the Company is working to both increase the domestic production of these battery materials, and to ensure spent batteries have their elemental battery metals returned to the domestic manufacturing supply chain in an economical, environmentally-friendly, closed–loop fashion.

To implement this business strategy, the Company is currently beginning commercial operations at its first integrated lithium–ion battery recycling facility, which will take in waste and end–of–life battery materials from the electric vehicle, stationary storage, and consumer electronics industries. The construction, commissioning, and operations of this facility are of the highest priority to the Company, and as such it has significantly increased the resources devoted to its execution including the further internal hiring of technical staff, expansion of laboratory facilities, and purchasing of equipment. The Company has been awarded a competitively bid grant from the US Advanced Battery Consortium to accelerate the development and demonstration of this pre–commercial scale integrated lithium–ion battery recycling facility. The Company has been notified that it has been selected for an additional grant award under the Bipartisan Infrastructure Law to validate, test, and deploy three disruptive advanced separation and processing technologies in its existing lithium-ion battery recycling facilities. On December 18, 2024, the Company received a contracted grant award for $144 million of federal investment by the U.S. Department of Energy, with these funds awarded to the Company and its subcontractors to support the construction of a new lithium-ion battery recycling facility, which is expected to be the Company’s second commercial-scale lithium-ion battery recycling facility.

Additionally, the Company is accelerating the demonstration and commercialization of its internally developed low–cost and low–environmental impact processing train for the manufacturing of battery grade lithium hydroxide from Nevada–based sedimentary claystone resources. The Company has been awarded a grant cooperative agreement from the U.S. Department of Energy’s Advanced Manufacturing Office through the Critical Materials Innovation program to support the construction and operation of a multi–ton per day integrated continuous demonstration system to support the scale–up and commercialization of these technologies.

The Company’s corporate headquarters are in Reno, Nevada, and its mineral exploration office is located in Tonopah, Nevada. The Company is commissioning its novel recycling plant for recycling lithium-ion batteries in McCarran, Nevada.

Corporate Information

The Company was incorporated as Oroplata Resources, Inc. under the laws of the State of Nevada on October 6, 2011, for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company. On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and mine development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”). On May 3, 2019, the Company changed its name to American Battery Metals Corporation. On August 12, 2021, the Company further changed its name to American Battery Technology Company, which better aligns with the Company’s current business activities and future objectives. On September 11, 2023, the Company effected a one-for-fifteen (1:15) reverse stock split (the “Reverse Stock Split”) of the Company’s authorized, issued and outstanding shares of common stock, and the authorized shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). All share numbers and prices herein reflect the effectiveness of the Reverse Stock Split.

Our mailing address and telephone number of our principal executive offices are:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

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THE OFFERING

Common Stock Offered by Us	3,773,586 shares of Common Stock for a purchase price of $2.65 per share.

Warrants Offered by Us

The purchasers of the Common Stock in this offering will also receive Warrants to purchase 100% of the number of shares of the Common Stock purchased by such investor in this offering. We will receive gross proceeds from the Warrants solely to the extent such Warrants are exercised for cash. The Warrants will be exercisable immediately. The Warrants will expire on the 5-year anniversary of the original issuance date at an exercise price of $2.80 per share of Common Stock.

This prospectus supplement also relates to the shares of Common Stock issuable upon exercise of the Warrants.

Common Stock Outstanding Prior to this Offering	81,493,790 shares of common stock as of December 26, 2024

Common Stock Outstanding After this Offering

85,267,376 shares of Common Stock.

Our Articles of Incorporation currently authorize the issuance of up to 251,666,667 shares, including 250,000,000 shares of common stock and 1,666,667 shares of preferred stock, each with a $0.001 par value per share. We are not permitted to issue and sell a number of shares under this offering that would cause us to issue and sell more shares than we have authorized under our Articles of Incorporation.

Plan of Distribution	See the section titled “Plan of Distribution.”

Use of Proceeds	We expect to receive net proceeds of approximately $9.3 million from this offering, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds that we receive from this offering for general corporate purposes and working capital. See the section entitled “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Nasdaq Ticker Symbol	ABAT

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the base prospectus and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

Unless we indicate otherwise, all information in this prospectus supplement is based on 81,493,790 shares of Common Stock outstanding as of December 24, 2024, and excludes, as of that date, approximately 12,505,900 shares of Common Stock issuable upon the exercise of convertible notes, 12,644,469 shares of our Common Stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $6.68 per share, and 8,471,240 shares of Common Stock issuable upon the vesting of outstanding restricted stock units.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the outstanding convertible notes or warrants described above into Common Stock.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment in our Common Stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our Common Stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO THIS OFFERING

The number of shares of our Common Stock available for future issuance or sale could adversely affect the per share trading price of our Common Stock.

We cannot predict whether future issuances or sales of our Common Stock or the availability of shares for resale in the open market will decrease the per share trading price of our Common Stock. The issuance of a substantial number of shares of our Common Stock in the public market or the perception that such issuances might occur could adversely affect the per share trading price of our Common Stock. In addition to the shares issuable pursuant to this offering, we have issued or registered for resale a total of 75,232,491 shares in connection with several transactions that have occurred during the last two fiscal years.

The market price of our Common Stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Common Stock to decrease and could cause you to lose some or all of your investment in our Common Stock.

From January 1, 2024 through December 24, 2024, the market price of our Common Stock has fluctuated from a high of $4.68 per share to a low of $0.73 per share, and our stock price continues to fluctuate. The market price of our Common Stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	our ability to generate revenue and develop a consistent customer base;
●	our ability to develop and scale our proprietary technology;
●	the announcement and acceptance of new products or technology or related enhancements by us or our competitors;
●	developments concerning regulatory oversight and approvals;
●	variations in our and our competitors’ results of operations;
●	successes or challenges in our collaborative arrangements or alternative funding sources;
●	developments in our industry generally;
●	future issuances of Common Stock or other securities;
●	the addition or departure of key personnel;
●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and our industry in particular, has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. The volatility of our Common Stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock and the loss of some or all of your investment.

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Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, except as described in “Use of Proceeds.” Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our Common Stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our Common Stock to decline.

Our outstanding warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our Common Stock.

Our outstanding warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of such warrants, the holders have the opportunity to profit from a rise in the market price of our Common Stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding warrants would also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, investment activities, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

If the trading price of our Common Stock fails to comply with the continued listing requirements of the Nasdaq Capital Market, we would face possible delisting, which would result in a limited public market for our Common Stock and make obtaining future debt or equity financing more difficult for us.

On December 19, 2024, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that, for the 30 consecutive trading days prior to such letter, we failed to maintain a minimum closing bid price of $1.00 in violation of Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). We have 180 calendar days in which to regain compliance, including by implementing a reverse stock split. If we cannot comply with the Minimum Bid Price Rule or other Nasdaq continued listing requirements, our Common Stock could be subject to delisting and could begin trading on the over-the-counter market. If our Common Stock was to trade on the over-the-counter market, we may lose some or all of our institutional investors and selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. As a result, the market price of our Common Stock may be depressed, and you may find it more difficult to sell our Common Stock. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing. If we are not in compliance with the Nasdaq continued listing requirements, we also are not able to sell shares of our Common Stock under the ATM Sales Agreement that we entered into with Virtu Americas LLC on April 3, 2024.

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The sale or issuance of our Common Stock may cause dilution and the sale of the shares of Common Stock could cause the price of our Common Stock to fall.

We may issue additional securities in the future, including our Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our Common Stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell our Common Stock or other securities at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into shares of our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Depending on market liquidity at the time, sales of such shares or other securities may cause the trading price of our Common Stock to fall.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

Holders of Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Warrants and acquire our Common Stock.

Until holders of Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of the Common Stock may not be permitted to exercise Warrants that they hold.

A holder of a Warrant will not be entitled to exercise any portion of any Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us. As a result, you may not be able to exercise your Warrants for shares of the Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Warrants.

The Warrants are speculative in nature.

The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Common Stock and pay an exercise price of $2.80 per share, subject to certain adjustments. The Warrants will expire in five years from the original issuance date, after which each time any unexercised Warrants will expire and have no further value. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

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We may not receive any additional funds upon the exercise of the Warrants.

In certain situations, each Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our Common Stock and currently do not plan to pay any cash dividends in the foreseeable future.

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

The Company has commissioned a recycling plant and has started generating revenue in the fourth quarter of fiscal 2024. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing, which additional financing may not be available on reasonable terms or at all.

We believe that we will require significant working capital in the near term in order to fund our current operations. We will likely need to raise capital over the next 12 months to satisfy such requirements, the receipt of which cannot be assured. We will also require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the SEC, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

S-8

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including our Chief Executive Officer and our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus supplement, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

S-9

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium-ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

S-10

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

S-11

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation (as amended, “Articles of Incorporation”) contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 251,666,667 shares, including 250,000,000 shares of Common Stock and 1,666,667 shares of preferred stock, each with a $0.001 par value per share. As of December 24, 2024, we had 81,493,790 shares of Common Stock outstanding; however, we may issue additional shares of Common Stock or preferred stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, may negatively impact the market price of our Common Stock, and may also negatively affect stockholders’ investments.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors (the “Board of Directors” or “Board”) in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

S-12

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $9.3 million, after deducting the estimated Placement Agent’s fees and estimated offering expenses payable by us, assuming all of the Common Stock and Warrants offered hereby are sold.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. Our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

S-13

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors.

The current and future holders of our Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our Common Stock.

S-14

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2024:

●	on an actual basis;

●

on an unaudited, pro forma basis to reflect the issuance and sale by us of 5,000,000 shares of our Common Stock and accompanying warrants to purchase up to 5,000,000 shares of Common Stock in an offering that closed on December 23, 2024 (the “December 2024 Offering”) at a combined offering price of $1.00 per share and accompanying warrant, after deducting commissions and estimated offering expenses, payable by us, of approximately 8%; and

●

on an unaudited pro forma as adjusted basis to give further effect to the issuance and sale by us of 3,773,586 shares of our Common Stock and accompanying warrants to purchase up to 3,773,586 shares of Common Stock in this offering at a combined offering price of $2.65 per share and accompanying warrant, after deducting commissions and estimated offering expenses, payable by us, of approximately 7%.

You should read this information together with our consolidated financial statements and related footnotes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are incorporated by reference herein.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$5,769,036	$10,369,036	$19,644,039

Total liabilities	14,488,132	14,488,132	14,488,132
Temporary equity:
Series D Preferred Stock Authorized: 5 preferred shares, par value of $0.001 per share; Issued and outstanding: 5 preferred shares outstanding;	100	100	100
Stockholders’ equity:
Preferred stock: 1,666,667 shares of Preferred Stock authorized, of which the Company has designated 33,334 shares as Series A Preferred Stock with a par value of $0.001 per share, nil shares of Series A Preferred Stock issued and outstanding; 133,334 shares as Series B Preferred Stock with a par value of $10.00 per share, nil shares of Series B Preferred Stock issued and outstanding; 66,667 shares as Series C Preferred Stock with a par value of $10.00 per share, and nil shares of Series C Preferred Stock issued and outstanding;	-	-	-
Common stock, par value $0.001 per share; 250,000,000 shares authorized; 73,342,037 shares outstanding actual; 78,342,037 shares outstanding as adjusted for December 2024 Offering; 82,115,623 shares outstanding as adjusted for December 2024 Offering and 2nd December Offering	73,339	78,339	88,339
Additional paid-in capital	285,607,121	290,602,121	300,592,124
Common stock issuable	(1,313,063)	(1,313,063)	(1,313,063)
Accumulated deficit	(225,022,901)	(225,022,901)	(225,022,901)
Total stockholders’ equity	$59,344,596	$64,344,596	$74,344,599

The above table and discussion excludes, as of September 30, 2024, approximately 3,489,871 shares of Common Stock issuable upon the exercise of convertible notes, 9,394,469 shares of our Common Stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $8.55 per share, and 3,176,967 shares of Common Stock issuable upon the vesting of outstanding restricted stock units.

We amended our Articles of Incorporation on November 14, 2024 to authorize the issuance of up to 251,666,667 shares, including 250,000,000 shares of Common Stock and 1,666,667 shares of preferred stock, each with a $0.001 par value per share. We are not permitted to issue and sell a number of shares under this offering that would cause us to issue and sell more shares than we have authorized under our Articles of Incorporation.

S-15

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our Common Stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

After giving effect to the adjustments for this offering described in the “Capitalization” section, including the sale of 5,000,000 shares of Common Stock and warrants to purchase 5,000,000 shares of Common Stock that closed on December 23, 2024, our net tangible book value as of September 30, 2024, would have been approximately $59.4 million or approximately $0.76 per share of Common Stock. After giving further effect to the December 2024 Offering, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been $68.7 million, or $0.84 per share of Common Stock. This represents an immediate increase in the net tangible book value of approximately $0.01 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.24 per share to new investors and an increase in the pro forma net tangible book value of $0.09 per share to our existing investors and an immediate dilution in net tangible book value of $1.81 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of September 30, 2024:

Public offering price per share of Common Stock	$2.65
Net tangible book value per share as of September 30, 2024	$0.75
Pro Forma increase in net tangible book value per share attributable to existing investors	$0.01
Increase in net tangible book value per share attributable to existing investors	$0.09
Pro Forma net tangible book value per share after giving effect to this offering	$0.76
As adjusted net tangible book value per share after giving effect to this offering	$0.84
Dilution in net tangible book value per share to new investors in this offering	$1.81

The above table and discussion excludes, as of that date, approximately 3,489,871 shares of Common Stock issuable upon the exercise of convertible notes, 9,394,469 shares of our Common Stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $8.55 per share, and 3,176,967 shares of Common Stock issuable upon the vesting of outstanding restricted stock units. The above table reflects the amounts received from the sale of 5,000,000 shares of our Common Stock and warrants to purchase 5,000,000 shares of Common Stock that closed on December 23, 2024.

To the extent any outstanding warrants, including the Warrants are exercised, and/or equity awards are exercised or become vested or any additional equity awards are granted and exercised or become vested or other issuances of our Common Stock are made, there may be further economic dilution to new investors.

S-16

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and Bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Offering

We are offering shares of the Common Stock and Warrants. The shares of the Common Stock and accompanying Warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Warrants offered hereby.

Authorized and Outstanding Securities

The Company is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 251,666,667. The Company is authorized to issue 1,666,667 shares of Preferred Stock, of which the Company has designated 33,334 shares as Series A Preferred Stock with a $0.001 par value per share, 133,334 shares as Series B Preferred Stock with a $10.00 par value per share, 66,667 shares as Series C Preferred Stock with a $10.00 par value per share and five shares as Series D Preferred Stock with a $0.001 par value per share. The number of shares of Common Stock which the Company is authorized to issue is 250,000,000 with a $0.001 par value per share.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants being offered by us. The following description is subject in all respects to the provisions contained in the Warrants.

Form

The Warrants will be issued as individual warrant agreements to each individual purchaser of a warrant.

Term

The Warrants will expire on the date that is five years after the date of issuance.

S-17

Exercisability

The Warrants are exercisable upon issuance. The Warrants will expire on the 5-year anniversary of the original issuance date. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of the Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the shares of the Common Stock to be issued upon exercise of the Warrants, then as an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of the Common Stock determined according to the formula set forth in the Warrant. No fractional shares of the Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, either pay the holder an amount in cash equal to the fractional amount multiplied by the last closing trading price of the Common Stock on the exercise date or round up to the next whole share.

Exercise Limitations

Under the Warrant, we may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any increase shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per whole share of the Common Stock issuable upon the exercise of the Warrants is $2.80 per share of the Common Stock. The exercise price of the Warrants and the number of shares of the Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders. The exercise price will not be adjusted below the par value of the Common Stock.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Warrants.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. The Warrants will be held in definitive form by the purchasers. The ownership of the Warrants and any transfers of the Warrants will be registered in a warrant register maintained by us or our transfer agent.

Trading Market; Exchange Listing

We do not plan to apply to list the Warrants on Nasdaq, any other national securities exchange, or any other nationally recognized trading system. The shares of Common Stock issuable upon exercise of the Warrants are currently listed on the Nasdaq Capital Market under the symbol “ABAT.”

S-18

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, upon consummation of such a fundamental transaction, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants. In addition, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrant for the cash paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Warrant on the date of the consummation of the fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of the Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights or the rights to receive dividends, until the holder exercises the Warrant.

Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

S-19

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the Placement Agency Agreement dated December 26, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We may also enter into a securities purchase agreement directly with investors, at the investors’ option, for the purchase of our securities in this offering.

We will deliver the securities being issued to the investors in this offering upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect this offering to be completed not later than one (1) business day following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”) upon receipt of investor funds received by us. We expect to deliver the securities being offered pursuant to this prospectus on or about December 27, 2024, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a reasonable best efforts basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share and Accompanying Warrants	Total(2)
Offering price	$10,000,003	$10,000,003
Placement Agent’s fees(1)	$600,000	$600,000
Proceeds to us, before expenses	$9,400,003	$9,400,003

(1)	We have agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds raised in this offering.

(2)	The above summary does not include potential proceeds from the exercise of the Warrants cash, if any.

We have agreed to reimburse the Placement Agent at closing for legal expenses incurred by the Placement Agent in connection with this offering in an aggregate amount of up to $55,000 and non-accountable expense reimbursement in an amount of up to $5,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $50,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-20

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock (or securities convertible into or exercisable for Common Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until thirty (30) days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for six (6) months after the completion of this offering; provided, however, that thirty (30) days after the completion of this offering, the issuance of shares of Common Stock by us under the ATM Sales Agreement dated April 3, 2024 that we entered into with Virtu Americas LLC will not be deemed a variable rate transaction.

Listing

The Common Stock is listed on the Nasdaq Capital Market under the symbol “ABAT.”

There is no established public trading market for the Warrants and we do not expect a market to develop for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited. In addition, we do not intend to list the Warrants on Nasdaq, any other national securities exchange, or any other trading system.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As stated above, the Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

S-21

On August 29, 2023, we closed an offering of two convertible notes, from which we raised approximately $21,700,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the offering and received a cash fee equal to 5%. We did not reimburse A.G.P./Alliance Global Partners at the closing of the offering for legal expenses incurred by them in connection with the offering or for non-accountable expense reimbursement.

On November 27, 2024, we closed an offering of two convertible notes, from which we raised approximately $10,100,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the offering and received a cash fee equal to 5%. We did not reimburse A.G.P./Alliance Global Partners at the closing of the offering for legal expenses incurred by them in connection with the offering or for non-accountable expense reimbursement.

On December 23, 2024, we closed an offering of 5,000,000 shares of Common Stock and warrants to purchase 5,000,000 shares of Common Stock, from which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the offering and received a cash fee equal to 6%. We reimbursed A.G.P./Alliance Global Partners at the closing of the offering for legal expenses incurred by them in connection with the offering of $55,000 and for non-accountable expense reimbursement of $5,000.

Electronic Distribution

This prospectus supplement and the base prospectus may be made available in electronic format on a website maintained by the Placement Agent and the Placement Agent may distribute this prospectus supplement and the base prospectus electronically. The Placement Agent’s address is 590 Madison Ave., 28th Floor, New York, NY 10022.

S-22

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed on for us by Holland & Hart LLP, Denver, Colorado. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the Placement Agent in connection with this offering.

S-23

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of June 30, 2024 and for the year then ended, have been incorporated by reference herein through the base prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of the Company and its subsidiaries as of June 30, 2023 and for the year then ended, have been incorporated by reference herein through the base prospectus in reliance upon the report of Marcum LLP, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

S-24

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

S-25

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the Common Stock that we will offer. This prospectus supplement and the base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the Common Stock we may offer. Statements we make in this prospectus supplement and the base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Our SEC filings also are available on our website at www.americanbatterytechnology.com. Except for the documents specifically incorporated by reference into this prospectus supplement, our website and information contained or accessed through our website do not constitute a part of this prospectus supplement. We have included our website address only as inactive text and do not intend it to be an active link to our website.

S-26

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the base prospectus, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

The base prospectus together with this prospectus supplement incorporate by reference the following documents, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement; provided that we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

●	Our Annual Report on Form 10-K for the annual period ended June 30, 2024, filed with the SEC on September 23, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	Our Current Reports on Form 8-K filed on the following dates: July 10, 2024, August 26, 2024, September 20, 2024, September 25, 2024, September 30, 2024, November 14, 2024, November 15, 2024, November 27, 2024, November 27, 2024, December 18, 2024, December 20, 2024, December 20, 2024, December 23, 2024 and December 27, 2024; and

●	The description of our capital stock in our Form 8-A filed with the SEC on October 17, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of any of the documents incorporated by reference in this prospectus supplement, at no cost to you, by writing or telephoning us at the following address:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus supplement.

S-27

DATED JUNE 12, 2024

PROSPECTUS

$150,000,000

AMERICAN BATTERY TECHNOLOGY COMPANY

Common Stock

Preferred Stock

Warrants

Units

We may from time to time offer up to $150,000,000 of the securities listed above in one or more offerings in amounts, at prices and on terms determined at the time of such offering or offerings. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus provides you with a general description of the securities and the general manner in which such securities may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS.

Our common stock, par value $0.001 per share (“Common Stock”), is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ABAT”. The trading price of our Common Stock has historically been highly volatile and could continue to be subject to wide fluctuations in response to various factors. On December 26, 2023 the last reported sale price of our Common Stock on Nasdaq was $4.99 per share. During the first fiscal quarter ended September 30, 2023, the market price of our Common Stock fluctuated from a high of $13.78 per share to a low of $7.53 per share, and our stock price continues to fluctuate. During the 12 months prior to the date of this prospectus, our Common Stock has traded at a low of $3.33 and a high of $21.75. From October 1, 2023 through the date hereof, our Common Stock has traded at a low of $3.33 and a high of $8.84 per share. Such high trading price volatility of our Common Stock could adversely affect your ability to sell your shares of our Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the most recent completed fiscal quarter and the comparative period in 2022.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities in a primary offering by us unless it is accompanied by a prospectus supplement that describes the securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “American Battery Technology Company,” “ABAT,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Battery Technology Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

2

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus, as well as each of the documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, and between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the annual period ended June 30, 2023, filed with the SEC on September 28, 2023;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended: (i) September 30, 2023, filed with the SEC on November 14, 2023, as amended on Form 10-Q/A filed with the SEC on November 15, 2023; (ii) December 31, 2023, filed with the SEC on February 14, 2024; and (iii) March 31, 2024, filed with the SEC on May 15, 2024;

●	Our Current Reports on Form 8-K filed on the following dates: September 28, 2023; November 22, 2023; December 4, 2023; December 13, 2023; December 21, 2023 (as amended by Form 8-K/A filed on December 22, 2023); December 22, 2023; January 8, 2024; January 22, 2024; March 18, 2024; March 29, 2024; April 3, 2024; April 4, 2024; and April 25, 2024; and

●	The description of our capital stock in our Form 8-A filed with the SEC on October 17, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of any of the documents incorporated by reference in this prospectus, at no cost to you, by writing or telephoning us at the following address:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; and legal proceedings and claims.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from our expectations. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.

4

THE COMPANY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

Overview

American Battery Technology Company is a new entrant in the lithium–ion battery industry that is working to increase the domestic U.S. production of battery materials, such as lithium, nickel, cobalt, and manganese through its exploration of new primary resources of battery metals, development and commercialization of new technologies for the extraction of these battery metals from primary resources, and commercialization of an internally developed integrated process for the recycling of lithium–ion batteries. Through this three–pronged approach the Company is working to both increase the domestic production of these battery materials, and to ensure spent batteries have their elemental battery metals returned to the domestic manufacturing supply chain in an economical, environmentally-conscious, closed–loop fashion.

To implement this business strategy, the Company is currently commissioning and operating its first integrated lithium–ion battery recycling facility, which takes in waste and end–of–life battery materials from the electric vehicle, stationary storage, and consumer electronics industries. The retrofitting, commissioning, and operation of this facility are of the highest priority to the Company, and as such it has significantly increased the resources devoted to its execution including the further internal hiring of technical staff, expansion of laboratory facilities, and purchasing of equipment. The Company has been awarded a competitively bid grant from the U.S. Advanced Battery Consortium to support a $2 million project to accelerate the development and demonstration of this pre–commercial scale integrated lithium–ion battery recycling facility, and the Company has been awarded an additional grant to support a $20 million project under the Bipartisan Infrastructure Law to validate, test, and deploy three disruptive advanced separation and processing technologies.

Additionally, the Company is accelerating the demonstration and commercialization of its internally developed low–cost and low–environmental impact processing train for the manufacturing of battery grade lithium hydroxide from Nevada–based sedimentary claystone resources. The Company has been awarded a grant cooperative agreement from the U.S. Department of Energy’s Advanced Manufacturing and Materials Technologies Office through the Critical Materials Innovation program to support a $4.5 million project for the construction and operation of a multi–ton per day integrated continuous demonstration system to support the scale–up and commercialization of these technologies. The Company has been awarded an additional grant award under the Bipartisan Infrastructure Law to support a $115 million project to design, construct, and commission the first phase of a first-of-kind commercial manufacturing facility to produce battery-grade lithium hydroxide from this resource.

The Company’s corporate headquarters are in Reno, Nevada, USA and its exploration office is located in Tonopah, Nevada, USA. It is also constructing a pilot plant for recycling lithium-ion batteries in Fernley, Nevada, USA, and completing a build-out of a commercial lithium-ion battery recycling facility in the Tahoe-Reno Industrial Center in Nevada, USA.

Background

The Company was incorporated as Oroplata Resources, Inc. under the laws of the State of Nevada on October 6, 2011, for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company. On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”); on May 3, 2019, the Company changed its name to American Battery Metals Corporation; and on August 12, 2021, the Company changed its name to American Battery Technology Company, which better aligns with the Company’s current business activities and future objectives. The Company has limited operating history and has not yet generated or realized revenues from its primary business activities.

Smaller Reporting Company

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. For example, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and we have reduced disclosure obligations regarding executive compensation.

Recent Events

On September 11, 2023, the Company effected a one-for-fifteen (1:15) reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock, and the authorized shares of preferred stock, $0.001 par value per share (“Preferred Stock”). Except as otherwise indicated, all information in this prospectus supplement gives effect to the reverse stock split. However, certain of the documents incorporated by reference herein dated prior to September 11, 2023, have not been adjusted to give effect to the reverse stock split.

Corporate Information

Our mailing address and telephone number of our principal executive offices are:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

5

RISK FACTORS

In addition to other information contained in this prospectus supplement and in the accompanying base prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history and have not had product sales yet, it is difficult for potential investors to evaluate our business.

The Company is commissioning a recycling plant but has no product sales to date. Our operations have consisted of the prior exploratory activities, development and limited testing of our recycling process and the development of our business plan. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing, which additional financing may not be available on reasonable terms or at all.

We believe that we will require significant working capital in the near term in order to fund our current operations. We will likely need to raise capital over the next 12 months to satisfy such requirements, the receipt of which cannot be assured. We will also require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

6

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including our Chief Executive Officer and our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

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While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

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The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium- ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. On December 26, 2023 the last reported sale price of our Common Stock on Nasdaq was $4.99 per share. During the first fiscal quarter ended September 30, 2023, the market price of our Common Stock fluctuated from a high of $13.78 per share to a low of $7.53 per share, and our stock price continues to fluctuate. During the 12 months prior to the date of this prospectus, our Common Stock has traded at a low of $3.33 and a high of $21.75. From October 1, 2023 through the date hereof, our Common Stock has traded at a low of $3.33 and a high of $8.84 per share. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the most recent completed fiscal quarter and the comparative period in 2022. Investors of our Common Stock may experience rapid and substantial decreases in our stock price, including decreases unrelated to our operating performance or business prospects.

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The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation (as amended, “Articles of Incorporation”) contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or Preferred Stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 81,666,667 shares, including 80,000,000 shares of Common Stock and 1,666,667 shares of Preferred Stock, each with a $0.001 par value per share. As of December 26, 2023, we had 49,152,300 shares of Common Stock outstanding and no shares of Preferred Stock outstanding; however, we may issue additional shares of Common Stock or Preferred Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, may negatively impact the market price of our Common Stock, and may also negatively affect stockholders’ investments. If we are able to sell all of the shares of Common Stock registered in this Registration Statement in the aggregate gross amount of $150,000,000 at an assumed price of $4.99 per share, the closing price quoted on Nasdaq on December 26, 2023, we will have to issue a total of 30,060,120 shares to the investors, representing approximately 61% of our total issued and outstanding Common Stock. The supply of a large number of shares of our Common Stock to the public market may suppress the trading prices of our Common Stock, cause our stock prices to fluctuate in an undesirable way, and therefore could negatively affect our investors’ ability to sell our Common Stock at their desired or profitable prices or at all.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors (the “Board of Directors” or “Board”) in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors. The holders of the Series B and Series C Preferred Stock are entitled to receive an 8% per annum dividend on their stated value which can be paid in cash or Common Stock at the discretion of the Company (see description of Series B and Series C Preferred Stock below). As of December 26, 2023, there were 0 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, and 0 shares of Series C Preferred Stock issued and outstanding.

The current and future holders of our Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our Common Stock.

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Description of CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and Bylaws which have been publicly filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Securities

The Company is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 81,666,667. The Company is authorized to issue 1,666,667 shares of Preferred Stock, of which the Company has designated 33,334 shares as Series A Preferred Stock with a $0.001 par value per share, 133,334 shares as Series B Preferred Stock with a $10.00 par value per share, and 66,667 shares as Series C Preferred Stock with a $10.00 par value per share. The number of shares of Common Stock which the Company is authorized to issue is 80,000,000 with a $0.001 par value per share. As of December 26, 2023, there were 0 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 0 shares of Series C Preferred Stock, and 49,152,300 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our Articles of Incorporation authorize shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board of Directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

Designation

The Company has designated 33,334 shares of its preferred stock as Series A Preferred Stock, par value $0.001 per share.

Ranking

The Series A Preferred Stock ranks senior to the Common Stock of the Company and to all other Preferred Stock of the Company.

Voting Rights

On all matters submitted to a vote of the shareholders of the Company, each share of Series A Preferred Stock will have 67 votes and holders of Series A Preferred Stock will vote with the holders of the Common Stock as one class.

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Conversion Rights

The Series A Preferred Stock does not have any conversion rights into the Common Stock of the Company.

Dividends

The holders of the Series A Preferred Stock are not eligible to participate with respect to any dividends that may be declared by the Board of Directors.

Redemption

Subject to applicable law, the Company may, at any time and from time to time, purchase any shares of the Series A Preferred Stock from the holders.

Liquidation Preference

The Series A Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its par value.

Transfer Restrictions

The outstanding shares of the Series A Preferred Stock may not be transferred, assigned, hypothecated or otherwise conveyed to any party without the affirmative vote of the Board of Directors.

Series B Preferred Stock

Designation

The Company has designated 133,334 shares of its preferred stock as Series B preferred stock. The stated value of the Series B Preferred Stock is $10.00 per share.

Ranking

The Series B Preferred Stock ranks senior to the Common Stock of the Company and to all other Preferred Stock of the Company, except Series A Preferred Stock.

Voting Rights

The holders of the Series B Preferred Stock do not have voting rights.

Conversion Rights

Each share of Series B Preferred Stock is convertible into three (3) shares of the Company’s common stock.

Dividends

The holders of the Series B Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the stated value of the Series B Preferred Stock) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in shares of Common Stock of the Company.

Liquidation Preference

The Series B Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

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Series C Preferred Stock

Designation

The Company has designated 66,667 shares of its preferred stock of Series C preferred stock. The stated value of the Series C Preferred Stock is $10.00 per share.

Ranking

The Series C Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company, except Series A Preferred Stock and Series B Preferred Stock.

Voting Rights

The holders of the Series C Preferred stock do not have voting rights.

Conversion Rights

Each share of Series C Preferred Stock is convertible into six (6) shares of the Company’s common stock.

Dividends

The holders of the Series C Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the stated value of the Series C Preferred Stock) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in shares of Common Stock the Company.

Liquidation Preference

The Series C Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Nevada Revised Statutes (as amended, the “NRS”)

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. The Articles of Incorporation expressly elect not to be governed by these provisions of the NRS. Accordingly, the business combination statutes will not be applicable to us unless our Articles of Incorporation are amended in accordance with applicable law and the Articles of Incorporation to remove our election to opt out of the application of the statutes.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. The Articles of Incorporation expressly elect not to be governed by these provisions of the NRS. Accordingly, the control share statutes will not be applicable to us unless our Articles of Incorporation are amended in accordance with applicable law and the Articles of Incorporation to remove our election to opt out of the application of the statutes.

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Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;

●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;

●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances);

●	require the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to remove a director or the entire Board of Directors for cause;

●	do not provide stockholders cumulative voting rights with respect to director elections; and

●	provide that the Company’s Bylaws may be amended by the Board of Directors without stockholder approval.

Provisions of the Company’s Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Nevada law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The issuance of shares of Preferred Stock by the Company could have certain anti-takeover effects under certain circumstances, and could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing shares of Preferred Stock with investors who might align themselves with the Board of Directors.

Transfer Agent

The transfer agent for our Common Stock is Securities Transfer Corporation at 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093. The transfer agent’s telephone number is (469) 633-0101.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase Common Stock, Preferred Stock, or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

●	the securities which may be purchased by exercising the warrants (which may be Common Stock, Preferred Stock, or units consisting of two or more of those types of securities);

●	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

●	the period during which the warrants may be exercised;

●	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

●	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

●	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of Common Stock, Preferred Stock, or units at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

●	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;

●	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and

●	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any Common Stock, Preferred Stock and warrant included in each unit, as applicable.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and applicable prospectus supplements in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods, or (v) through any other method permitted by applicable law.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

The securities may be distributed at a fixed price or prices, which may be changed, based on market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

●	the name or names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the name or names of any broker/dealers or placement agents;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters without a syndicate. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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LEGAL MATTERS

Holland & Hart LLP, Denver, Colorado, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

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EXPERTS

The consolidated financial statements of American Battery Technology Company for the fiscal years ended June 30, 2023 and 2022, appearing in American Battery Technology Company’s Annual Report on Form 10-K for the year ended June 30, 2023, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed or described under “Incorporation by Reference,” the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, covering the securities described in this prospectus. You should be aware that this prospectus does not contain all of the information contained or incorporated by reference in the registration statement and its exhibits. You may inspect and obtain the registration statement, including exhibits, reports and other information that we have filed with the SEC, as described in the preceding paragraph.

We will also provide to you, at no cost, a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference in this document), by contacting us at the following address or telephone number:

American Battery Technology Company

100 Washington Street, Suite 100

Reno, Nevada 89503

Tel: (775) 473-4744

Our SEC filings also are available on our website at americanbatterytechnology.com. Except for the documents specifically incorporated by reference into this prospectus, our website and information contained or accessed through our website do not constitute a part of this prospectus. We have included our website address only as inactive text and do not intend it to be an active link to our website.

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3,773,586 Shares of Common Stock

Warrants to Purchase up to 3,773,586 Shares of Common Stock

Up to 3,773,586 Shares of Common Stock Issuable upon Exercise of Warrants

PROSPECTUS SUPPLEMENT

A.G.P.

December 26, 2024